                                                                    EXHIBIT 99.1

                           (HEADHUNTER.NET, INC. LOGO)

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                              HEADHUNTER.NET, INC.

     The undersigned, having received the Notice of Annual Meeting and Proxy Statement/Prospectus, hereby appoints ________ and __________ as proxies, each with the power of substitution, and hereby authorizes each of them to vote all shares of common stock of the undersigned at the 2000 Annual
  Meeting of Shareholders of HeadHunter.NET, Inc., to be held at its executive offices, 333 Research Court, Suite 200, Norcross, Georgia, on July 27, 2000, at 9 a.m. (local time).

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION
     IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL OF THE BOARD OF DIRECTORS NOMINEES LISTED IN PROPOSAL 2 AND "FOR" PROPOSALS 1, 3 AND 4. THE
         PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS
                                      CARD.

              CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

              ----------------------------------------------------

                              FOLD AND DETACH HERE

           2000 ANNUAL MEETING OF SHAREHOLDERS OF HEADHUNTER.NET, INC.

[  X  ]    Please mark your
           votes as in this
           example

      The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4.


                                                     FOR     AGAINST   ABSTAIN
1.   To approve the issuance of 7.5 million
     shares of HeadHunter.NET common                [    ]   [    ]     [    ]
     stock in the merger of CareerMosaic
     into a wholly owned subsidiary of
     HeadHunter.NET.
                                                     FOR    WITHHELD
2.   To elect three Class II directors to
     serve until the 2003 Annual Meeting            [    ]   [    ]
     of Shareholders.  Nominees are:

         J. Douglas Cox
         Michael G. Misikoff

         Donald W. Weber

FOR, except vote withheld from the following nominee(s):

-----------------------------------------------

                                                    FOR     AGAINST   ABSTAIN
3.   To approve the HeadHunter. NET, Inc.
     2000 Qualified Employee Stock                 [    ]   [    ]     [    ]
     Purchase Plan.
                                                    FOR    WITHHELD
4.   To ratify the selection of Arthur
     Andersen LLP as HeadHunter.NET's              [    ]   [    ]
     independent auditors to serve for the
     fiscal year ending December 31, 2000.


In their discretion, the proxies are authorized to vote upon such other business that may properly come before the 2000 Annual Meeting of Shareholders and any adjournments or postponements thereof.


Signature: __________________ Date: ________________ Signature: _______________


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership by authorized person.